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                                                                    Exhibit 10.1


                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), agreed to and effective as of April 1, 2000 is entered into by and between VFINANCE.com, Inc., a Delaware corporation (herein referred to as the "Company") and THE DEL MAR CONSULTING GROUP, INC., a California corporation (herein referred to as the "Consultant").

                                    RECITALS

         WHEREAS, Company is a public Company with its common stock trading on the Over The Counter Electronic Bulletin Board in the United States; and

         WHEREAS, Consultant has experience in the area of corporate finance, investor communications and financial and investor public relations; and

         WHEREAS, Company desires to engage the services of Consultant to assist and consult with the Company in matters concerning corporate finance and to represent the company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities;

         NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TERM OF CONSULTANCY. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing immediately and ending on June 30, 2001.

2. DUTIES OF CONSULTANT. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1.

         (a) Consultant and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plant, strategy and personnel to the financial and investment community, establishing an image for the Company in the financial and investment community, and creating the foundation for subsequent financial and investment community;

         (b) Introduce the Company to the financial and investment community;

         (c) With the cooperation of the Company, maintain an awareness in the financial and investment community during the term of this Agreement of the Company's plans, strategy and personnel, as they my evolve during such period, and consult and assist the Company in Communicating appropriate information regarding such plans, strategy and personnel to the financial and investment community;


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         (d) Consult and advice the Company with respect to its (i) stockholder and investor relations, (ii) relations with brokers, dealers, analysis and other investment professionals, and (iii) financial and media public relations generally;

         (e) Perform the functions generally assigned to investor/stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); assisting in the preparation of press releases for the Company with the Consultant by the Company); assisting in the preparation of press releases for the Company with the Company's involvement and approval or reviewing press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the time, form, distribution and other matters related to such releases, reports and communications; and consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

         (f) Upon the Company's approval, disseminate information regarding the Company to shareholders, brokers, dealers, other financial and investment community professionals and the general investing public;

         (g) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and financial and investment professionals to advice them of the Company's plans, goals and activities, and assist the Company in preparing for press conference and other forms involving the media, investment professionals and the general investment public;

         (h) At the Company's request, review business plans, strategics, mission statements budgets, proposed transactions and other plans for the purpose of consulting with the Company of the financial and investment community implications thereof; and,

         (i) Otherwise perform as the Company's financial relations and public relations consultant.

3. ALLOCATION OF TIMES AND ENERGIES. The Consultant hereby promises to perform and discharge well and faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and investor public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth hereinabove in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effect to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur upon and shortly after; and in any event, within two months





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of the effectiveness of this Agreement. It is explicitly understood that the price of the Company's common stock, nor the trading volume of the Company's common stock hereunder will in no way measure Consultant's performance of its duties.

4. REMUNERATION. As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

For services rendered by Consultant to the Company from April 1, 2000 to June 20, 2000, for Consultant's identification during such period of time of a large global financial strategic partner for the company as well as the identification of other potential strategic partners and opportunities and for other good and valuable consideration, the Company agrees to issue and deliver to the Consultant a fee ("Stock Fee") in the form of Three Hundred Thirty Three Thousand Three Hundred Thirty Three (333,333) shares of the Company's Common Stock ("Common Stock"). Company shall confirm Consultant's performance of such services to be rendered from April to June 20, 2000 and Company's obligation to pay such Stock Fee by executing Exhibit A to this Agreement. This Stock Fee shall be issued to the Consultant no later than June 30, 2000 and shall, when issued and delivered to Consultant, be fully paid and non-assessable. The Company also agrees to pay Consultant the sum of Three Thousand Dollars ($3,000.00) cash per month beginning July 1, 2000, the first installment of which is due upon the full execution of this Agreement and subsequent installments due and payable on the last day of each month for the duration of this Agreement, and shall, when paid to Consultant, be fully paid and non-assessable. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The Common Stock issued as a Stock Fee, shall constitute payment for Consultant's services rendered to the Company for the period of time from April 1, 2000 to June 20, 2000 and is a nonrefundable, non-apportionable, and non-ratable; such Shares are not a prepayment for future services. If the Company decides to terminate this Agreement prior to June 30, 2001 for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the cash or Common Stock paid to it hereunder. Further, if and in the event the Company is required in whole or in part, during the term of this Agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the 333,333 shares of Common Stock paid to it hereunder. It is further agreed that if at any time during the term of this Agreement, the Company or substantially all of the Company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the 333,333 shares of Common Stock paid to it hereunder. The Common Stock issued pursuant to this Agreement shall be issued in the name of The Del Mar Consulting Group, Inc. Further, the Company agrees that it will include, in the next Registration Statement filed by the Company with the SBC on Forms SB-1, SB-2, SB-3 or other appropriate form relating to the resale of restricted shares, the Common Stock issued to Consultant pursuant to this Agreement, excluding the current SB-2 Registration Statement which has been filed with the SEC on or about May 15, 2000. The company agrees to file such a registration statement no later than March 31, 2000. The Del Mar Consulting Group, Inc. agrees




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that it will not publicly or privately sell or transfer prior to the termination of this Agreement any of the Common Stock issued to it hereunder.

4.2 Consultant acknowledges that the shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares") have not been registered under the Securities Act of 1933, and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act.

4.3 In connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company as follows:

         (a) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an Investment in the Shares, and any additional information which the Consultants have requested

         (b) Consultant's investment in restricted securities is reasonable in relations to the Consultant's net worth, which is in excess of ten
         (10) times the Consultant's cost basis in the Shares. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments that involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares. Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102(f)(2) of the California Corporate
         Securities Law of 1968, as amended.

         (c) Consultant is acquiring the Shares for the Consultant's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

4.4 With each transfer of shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares"), Company shall cause to be issued a certificate representing the Common Stock. Company warrants that all Shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to Consultant shall have been duly authorized by the Company's board of directors.




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5. "FINDER'S FEE". It is understood that in the event Consultant identifies for the Company an intermediary broker dealer, lender or equity purchaser, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately finances or causes the completion of such financing, Company agrees to compensate Co0nsultant for such services with a "finder's fee" in the amount of 2.5 of total gross funding provided by such intermediary broker dealer, lender or equity purchaser, such fee to be payable in cash. This will be in addition to any fees payable by Company to any other intermediary, if any, which shall be per separate agreements negotiated between Company and such other intermediary. It is also understood that in the event Consultant identifies for the Company, or its nominees, a merger and/or acquisition candidate, either directly or indirectly through another intermediary, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately is acquired, with whom Company, or its nominees acquires or causes the completion of such acquisition, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 2.5% of total gross consideration provided by such merger

5.1 It is further understood that Company, and not Consultant, is responsible to perform any and all due diligence on such intermediary broker dealer, lender, equity purchaser or acquisition/merger candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition. However, Consultant will not introduce any parties to Company about which Consultant has any prior knowledge of questionable, unethical or illicit activities.

5.2 Company agrees that said compensation to Consultant shall be paid in full at the time said financing or merger/acquisition is closed. Moreover, said compensation, will be a condition precedent to the closing of such financing or merger/acquisition and Company shall execute any and all documents necessary to effect said compensation.

5.3 As further consideration to Consultant, Company, or its nominees, agrees to pay with respect to any financing or acquisition candidate provided directly or indirectly to the Company by any lender or equity purchaser covered by this Section 5 for the period commencing at the effective date of this Agreement and ending two years from the termination of this Agreement, a fee to Consultant equal to that outlined in Section "5" herein.

5.4 Consultant will notify Company of introductions it makes for potential of financing or acquisition in a timely manner (within approximately 5 days introduction). If Company has a preexisting relationship with such nominee and believes such party should be excluded from this Agreement, then Company will notify Consultant immediately of such circumstance via facsimile memo.

6. EXPENSES. Consultant agrees to pay for all its expenses (phone, labor, etc.), other than extraordinary items (travel and entertainment required by/or specifically requested by the Company, roadshows, luncheons or dinners to large groups of investment professionals, mass faxing to sizable percentage of the Company's constituents, investor conference calls, prior





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advertisements in publications, etc.) approved by the Company prior to its incurring any obligation for reimbursement. The Company agrees and understands that Consultant will not be responsible for preparing or mailing due diligence and/or investor packages on the Company, and that the Company will have some means to prepare and mail out investor packages at the Company's expense.

7. INDEMNIFICATION. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant are accurate, and the Consultant warrants and represents that all communications with the public, with respect to the financial affairs, operations, profitability and strategic planning of the Company are in accordance with information provided to it by the Company. The Consultant may rely upon the accuracy of the information provided by the Company without independent investigation. The Company and Consultant will each protect, indemnify and hold each other harmless against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred in connection with this engagement arising out of the acts or omissions of the other party.

8. REPRESENTATIONS. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under the Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company, acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

9. STATUS AS INDEPENDENT CONTRACTOR. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10. ATTORNEY'S FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in




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connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

11. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12. NOTICES. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

vFINANCE.com, Inc.
Leonard J. Sokolow, CEO
3300 PGA Blvd., Suite 810
Palm Beach Gardens, FL 33410

To the Consultant:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
1310 Camino Del Mar, Suite B
Del Mar, CA 92014


It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

13. CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties agree that San Diego, County, CA. will be the venue of any dispute and will have jurisdiction over all parties.

14. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in California, in accordance with the applicants rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction thereof. The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.



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15. NON-ASSIGNABILITY OF SERVICES. Consultant's services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

16. CONFIDENTIALITY. Consultant acknowledges that from time to time it may be given access to confidential information of and by the Company and, if so, will treat al information received as such and take the necessary precautions to ensure that this information is kept confidential by all Consultants, its employees and any and all subcontractor that it engages for this Agreement.

17. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO AND DATED AS OF APRIL 1, 2000:

"Company"                              vFinance.com, Inc.


                                        By:
                                            -----------------------------
                                            Leonard J. Sokolow, CEO
                                            & Its Duly Authorized Officer



"Consultant"                           THE DEL MAR CONSULTING GROUP, INC.


                                        By:
                                            -----------------------------
                                            Robert B. Prag, President
                                            & Its Duly Authorized Officer




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                                    EXHIBIT A

                         CONFIRMATION AND ACKNOWLEDGMENT

Company hereby confirms and acknowledges that from April 1, 2000 to June 20, 2000 Consultant has identified and introduced GlobalNetFinanciall.com, Inc. and its affiliated companies as a strategic partner for the Company as well as the identification of other potential strategic partners and opportunities and Consultant has rendered advice and strategic assistance to Company during such period of time. The Company agrees pursuant to Section 4 of the Consulting Agreement agreed to and effective as of April 1, 2000 by and between vFinance.com, Inc. and The Del Mar Consulting Group, Inc. to issue and deliver to the Consultant Three Hundred Thirty Three Thousand Three Hundred Thirty Three (333,333) shares of the Company's Common Stock.

Dated: June 20, 2000

"Company"                                      vFinance.com, Inc.


                                               By:
                                                  -----------------------
                                                  Leonard J. Sokolow, CEO